Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151673) of International Business Machines Corporation of our report dated June 28, 2012 relating to the financial statements of the IBM Personal Learning Accounts Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

June 28, 2012